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                                                                   EXHIBIT 23.19

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 29, 1999 with respect to the financial statements of Lightspeed Net, Inc. included in Amendment No. 4 to the Registration Statement (Form S-1 No. 333-69925) and related Prospectus of OneMain.com, Inc. for the registration of 8,000,000 shares of its Common Stock.

                                          /s/ Ernst & Young LLP

Los Angeles, California
March 19, 1999